EXHIBIT 99.1

Nov 06, 2009

Reed's Inc. Updates Calendar for Rights Offering

LOS ANGELES, CA--(Marketwire - November 05, 2009) - Reed's Inc. (NASDAQ: REED), maker of the top-selling sodas in natural food stores nationwide, announced today that certain dates have been adjusted to the calendar for its previously announced rights offering of Series B Convertible Preferred Stock.  Due to the November 11, 2009 holiday, the last day to buy stock and receive rights will be November 9, 2009, and the Shares will trade ex-rights on November 10, 2009.  The record date remains unchanged at November 13, 2009.  The complete updated calendar is as follows:

Important Dates
Last Day to Buy Stock and Receive Rights	November 09, 2009(1)
Shares Trade Ex-Rights	November 10, 2009
Record Date	November 13, 2009
Subscription Period	From November 16, 2009 to
December 14, 2009(2)
Rights Eligible for Trading	November 17, 2009
Last Day Rights May Be Traded	December 9, 2009(2)
Expiration Date	December 14, 2009(2)

(1) Assumes three day settlement.
(2) Unless the offering is extended.

This press release does not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state. The securities may only be offered by means of a prospectus, additional copies of which may be obtained, when available, by contacting the information agent, MacKenzie Partners, Inc., at 105 Madison Avenue, New York, NY 10016, toll-free: (800) 322-2885, collect: (212) 929-5500.

Reed's, Inc.
Reed's, Inc. makes the top selling sodas in natural food markets nationwide and is currently selling in 10,500 supermarkets in natural foods and mainstream. Its six award-winning non-alcoholic Ginger Brews are unique in the beverage industry, being brewed, not manufactured and using fresh ginger, spices and fruits in a brewing process that predates commercial soft drinks. In addition, the Company owns the top selling root beer line in natural foods, the Virgil's Root Beer product line, and the top selling cola line in natural foods, the China Cola product line. Other product lines include: Reed's Ginger Candies and Reed's Ginger Ice Creams.

Reed's products are sold through specialty gourmet and natural food stores, mainstream supermarket chains, retail stores and restaurants nationwide, and in Canada. For more information about Reed's, please visit the company's website at:http://www.reedsgingerbrew.com or call 800-99-REEDS.

SAFE HARBOR STATEMENT

Some portions of this press release, particularly those describing Reed's goals and strategies, contain "forward-looking statements." These forward-looking statements can generally be identified as such because the context of the statement will include words, such as "expects," "should," "believes," "anticipates" or words of similar import. Similarly, statements that describe future plans, objectives or goals are also forward-looking statements. While Reed's is working to achieve those goals and strategies, actual results could differ materially from those projected in the forward-looking statements as a result of a number of risks and uncertainties. These risks and uncertainties include difficulty in marketing its products and services, maintaining and protecting brand recognition, the need for significant capital, dependence on third party distributors, dependence on third party brewers, increasing costs of fuel and freight, protection of intellectual property, competition and other factors, any of which could have an adverse effect on the business plans of Reed's, its reputation in the industry or its expected financial return from operations and results of operations. In light of significant risks and uncertainties inherent in forward-looking statements included herein, the inclusion of such statements should not be regarded as a representation by Reed's that they will achieve such forward-looking statements. For further details and a discussion of these and other risks and uncertainties, please see our most recent reports on Form 10-K and Form 10-Q, as filed with the Securities and Exchange Commission, as they may be amended from time to time. Reed's undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise.

Andrew Haag
Managing Partner
IRTH Communications, LLC
1-866-976-IRTH (4784)